CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                 YEAR ENDED DECEMBER 31,                                   Nine Months
                                                                                                          September 30,
EXCLUDING INTEREST ON DEPOSITS:              1999         1998         1997       1996       1995       2000         1999
                                            ------       ------       ------     ------     ------     ------       ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                3,925        4,162        4,042      3,911      4,574      3,245        3,034
     INTEREST FACTOR IN RENT EXPENSE           205          190          169        159        150        165          157
     DIVIDENDS--PREFERRED STOCK                 -- (A)      126 (A)      223        261        553         -- (A)       -- (A)
                                            ------       ------       ------     ------     ------     ------       ------

        TOTAL FIXED CHARGES                  4,130        4,478        4,434      4,331      5,277      3,410        3,191
                                            ------       ------       ------     ------     ------     ------       ------

INCOME:
     INCOME BEFORE TAXES                     8,293        4,916        6,109      6,377      5,929      8,838        6,193
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                     4,130        4,352        4,211      4,070      4,724      3,410        3,191
                                            ------       ------       ------     ------     ------     ------       ------

        TOTAL INCOME                        12,423        9,268       10,320     10,447     10,653     12,248        9,384
                                            ======       ======       ======     ======     ======     ======       ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS           3.01         2.07         2.33       2.41       2.02       3.59         2.94
                                            ======       ======       ======     ======     ======     ======       ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                       14,700       15,671       13,655     12,885     13,476     12,854       11,155
     INTEREST FACTOR IN RENT EXPENSE           205          190          169        159        150        165          157
     DIVIDENDS--PREFERRED STOCK                 --          126          223        261        553         -- (A)       -- (A)
                                            ------       ------       ------     ------     ------     ------       ------

        TOTAL FIXED CHARGES                 14,905       15,987       14,047     13,305     14,179     13,019       11,312
                                            ------       ------       ------     ------     ------     ------       ------

INCOME:
     INCOME BEFORE TAXES                     8,293        4,916        6,109      6,377      5,929      8,838        6,193
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                    14,905       15,861       13,824     13,044     13,626     13,019       11,312
                                            ------       ------       ------     ------     ------     ------       ------

        TOTAL INCOME                        23,198       20,777       19,933     19,421     19,555     21,857       17,505
                                            ======       ======       ======     ======     ======     ======       ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS           1.56         1.30         1.42       1.46       1.38       1.68         1.55
                                            ======       ======       ======     ======     ======     ======       ======

Note> On August 4, 1999, CitiFinancial Credit Company ("CCC"), an indirect wholly owned subsidiary of Citigroup Inc. ("Citigroup"), became a subsidiary of Citicorp Banking Corporation, a wholly owned subsidiary of Citicorp. Citicorp has issued a guarantee of all outstanding long-term debt and commercial paper of CCC.

      (A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common and preferred stock. As such, there were no Citicorp preferred dividends in 1999 and 2000.